UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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BIG DOG HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders that will be held on Tuesday, June 6, 2006 at 2:00 pm, local time, in Los Angeles, California.

The following notice of meeting identifies each business item for your action. These items are the election of two directors and the ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2006 fiscal year. The Board of Directors recommends that you vote FOR each of these items. We have also included a proxy statement that contains more information about these items and the meeting.

Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

Thank you for your continued interest in Big Dog Holdings, Inc.

Sincerely,

Andrew D. Feshbach
Chief Executive Officer and Director

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 6, 2006

TO THE STOCKHOLDERS OF
BIG DOG HOLDINGS, INC.

The 2006 Annual Meeting of Stockholders of BIG DOG HOLDINGS, INC. (the “Company”) will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067 on Tuesday, June 6, 2006 at 2:00 pm, local time, for the following purposes:

1.	To elect two directors to serve until the Company’s 2009 Annual Meeting;

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2006 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 21, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Anthony J. Wall
Secretary

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BIG DOG HOLDINGS, INC.
121 Gray Avenue
Santa Barbara, California 93101

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2006

This Proxy Statement is furnished to stockholders by the Board of Directors of Big Dog Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067 on Tuesday, June 6, 2006 at 2:00 pm, (local time), and at any adjournments or postponements of the meeting. The Company’s principal executive offices are located at 121 Gray Avenue, Santa Barbara, California 93101 and its telephone number is (805) 963-8727. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) are being first mailed to stockholders on or about May 5, 2006.

General Information, Voting Rights and Voting Procedures

April 21, 2006 is the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting. 9,163,282 shares of Common Stock of the Company (“Common Stock”) were outstanding on the Record Date, and are entitled to vote at the meeting. The Common Stock is the only outstanding voting stock of the Company, with each share entitled to one vote.

Each accompanying proxy card that is properly signed and returned to the Company, and not revoked, will be voted in accordance with the instructions contained therein. The proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company, either in person or by mail, of a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will (i) vote FOR the election of Fred Kayne and Andrew D. Feshbach to the Board of Directors of the Company, (ii) vote FOR the approval of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2006 fiscal year and (iii) will use their discretion with regard to other matters (of which the Company is not now aware) that may be properly presented at the meeting or any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting.

The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the directors nominated will be re-elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting, and the approval and adoption of the Amendment to the Plan and the approval of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent accountants and auditors will require a majority of the votes cast by the stockholders represented and entitled to vote at the meeting.

Abstentions will be treated as shares that are present in determining those entitled to vote on a matter and the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors and appointment of Singer Lewak Greenbaum & Goldstein LLP.

Security Ownership of Principal Shareholders and Management

The following table shows certain information, as of March 31, 2006, with respect to the shares of the Company’s Common Stock beneficially owned by (i) persons or entities known by the Company to own 5% or more of the Company’s Common Stock, (ii) the Company’s directors and Named Executive Officers (as defined under “Executive Compensation”) and (iii) all directors and Named Executive Officers as a group.

Name and Address	Number of Shares Owned[1]	Options[2]	Total	Percent of Class[3]

Fred Kayne	5,348,332[4]	30,000	5,378,332	58.5%
c/o Fortune Financial
1800 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

Andrew D. Feshbach	660,931[5]	290,000	950,931	10.1%
c/o Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, CA 93101

Douglas N. Nilsen	58,221	183,500	241,721	2.6%
Anthony J. Wall	65,216	173,500	238,716	2.6%
Robert H. Schnell	157,341[6]	55,000	212,341	2.3%
Roberta J. Morris	41,904	103,500	145,404	1.6%
Lee M. Cox	7,184	94,000	101,184	1.1%
David C. Walsh	21,920	50,000	71,920	---
Steven C. Good	2,480	50,000	52,480	---
Skip R. Coomber, III	1,200	35,000	36,200	---
Michael Grenley	---	12,000	12,000	---

All directors and Named Executive Officers as a	6,364,729	1,076,500	7,441,229	72.7%
group (11 persons)

_____________________________________
1	Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown.
2	Represents shares subject to options held by directors and Named Executive Officers that are exercisable as of March 31, 2006 or become exercisable within 60 days thereof.
3
Based on 9,163,282 shares outstanding. Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and the shares deemed outstanding due to exercisable options.

4	All such shares are owned by the Fred and Lenore Kayne Family Trust, of which Mr. Kayne and his wife are co-trustees.
5	All such shares are owned by the Feshbach Family Trust, of which Mr. Feshbach and his wife are co-trustees
6	All such shares are owned by the Robert and Renee Schnell Living Trust, of which Mr. Schnell and his wife are co-trustees.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Board of Directors of the Company is comprised of six members divided into three classes. Stockholders elect one-third of the members of the Board of Directors each year, and the members of each class serve on the Board of Directors for three years. The terms of Fred Kayne and Andrew Feshbach, the Class III Directors, expire in 2006. Mr. Kayne and Mr. Feshbach each have been nominated to stand for re-election at the Annual Meeting to hold office until the Company’s Annual Meeting in 2009 or until his successor is duly elected and qualified. The terms of other directors expire at the Annual Meeting in 2007 or 2008.

The Board of Directors recommends a vote “FOR” the election of each of the nominees. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of Fred Kayne and Andrew Feshbach. If either nominee becomes unavailable or is unable to serve as a director, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee.

The following table contains information regarding the nominees and the other incumbent directors.

Nominees for Election —Term Expiring 2006 (Class III)

Name	Age	Year First Elected
Fred Kayne	67	1992
Andrew D. Feshbach	45	1992

Incumbent Directors—Term Expiring 2007 (Class I)

Name	Age	Year First Elected
Skip R. Coomber, III	45	2000
Steven C. Good	63	1997

Incumbent Directors—Term Expiring 2008 (Class II)

Name	Age	Year First Elected
Robert H. Schnell	66	1997
David J. Walsh	46	1997

Mr. Kayne co-founded the Company in 1992 and has served as its Chairman since that time. Mr. Kayne co-founded Fortune Fashions Industries, LLC in 1991, Fortune Casuals LLC in 1999, Fortune Swimwear LLC in 2002, and Paige Premium Denim in 2004, all of which are in the apparel business. Mr. Kayne has served as an officer and/or manager of each of those companies since their founding. Prior thereto, Mr. Kayne was a partner of Bear, Stearns & Company until it went public in 1985 after which he was Managing Director and a member of its Board of Directors until he retired in 1986. Mr. Kayne graduated from Massachusetts Institute of Technology with a BS in Engineering.

Mr. Feshbach co-founded the Company in 1992 and has served as Chief Executive Officer and as a director since that time. Previously, Mr. Feshbach was a partner in Maiden Lane, a merchant bank, and a Vice President in the Mergers and Acquisitions Group of Bear Stearns & Co. Mr. Feshbach holds an MBA from Harvard Business School and a BA in Economics (Phi Beta Kappa) from the University of California, Berkeley.

Mr. Coomber is an entrepreneur and private investor in San Diego, California. Mr. Coomber is a member of the California State Bar.

Mr. Good founded Good, Swartz, Brown & Berns, an accountancy corporation, more than five years ago and is the senior partner of that firm. Mr. Good also serves as a director of Opto Sensors, Inc. and Arden Realty Company.

Mr. Schnell co-founded Fortune Casuals in 1999 and Paige Premium Denim in 2004, and served as a manager of each of those companies until 2005. Since 2005 Mr. Schnell has been a private investor.

Mr. Walsh is the owner of KMJ Investments, a private consulting and merchant banking firm formed in 2002. Mr. Walsh co-founded FortuneLinX, Inc., providing fraud control solutions for data net-works, in 2000. He served as its President until 2001, when it was acquired, after which he served as its General Manager until 2002. Mr. Walsh has an M.B.A. from Harvard University.

Board and Committee Meetings

Controlled Company. The Board of Directors has determined that Company is a “controlled company” as defined in rule 4350(c)95) of the listing standards of the National Association of Securities Dealers, Inc. stock market (“NASDAQ”) based on Fred Kayne’s beneficial ownership of approximately 58.7% of the Company’s outstanding common stock. Accordingly, the Company is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the regarding determination of compensation of executive officers and the nomination of directors by independent directors.

During 2005, there were four meetings of the Board of Directors and one action by written consent. The Board maintains an Audit, Compensation, Employee Stock Option, Special Compensation Committee, and Capital Expenditure Committee, the responsibilities of which are summarized below. The Board does not maintain a Nominating Committee and all nominees for the board are designated by full Board action. Each Board member attended 75% or more of the meetings of the Board and the committees on which he served that were held in 2005.

Audit Committee. A copy of the Audit Committee Charter is available from the Company free of charge to any stockholder who requests it. The Charter for the Audit Committee requires that the Committee be comprised of at least three members, all of whom are independent, as defined in the NASDAQ Marketplace Rules. Steven Good, David Walsh and Skip Coomber are the current members of the Audit Committee, all of whom have been determined by the Board to be independent. The Board has also determined that Mr. Good, the Chairman of the Committee, is an audit committee financial expert. The Audit Commit-tee is responsible for monitoring and reviewing accounting methods adopted by the Company, internal accounting procedures and controls and audit plans. The Audit Committee recommends to the Board of Directors the engagement of the Company’s independent auditors and monitors the scope and results of the Company’s audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company’s indepen-dent auditors. The Audit Committee held five meetings during 2005.

Compensation Committee. Fred Kayne, Robert Schnell and David Walsh, none of whom is an officer or employee of the Company, are the current members of the Compen-sa-tion Commit-tee. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and has principal responsibility for administering the Amended and Restated 1997 Performance Award Plan (the “1997 Plan”). The Compensation Committee held three meetings and took one action by written consent during 2005.

Employee Stock Option Committee. The Employee Stock Option Committee is comprised of Fred Kayne and Andrew Feshbach and is responsible for authorizing grants of stock options and other awards under the 1997 Plan to employees of the Company who have positions below that of vice president, within guidelines established by the Compensation Committee. The Employee Stock Option Committee took all actions by unanimous written consent and held no meetings during 2005.

Special Compensation Committee. Robert Schnell and David Walsh are the current members of the Special Compensation Committee, which has the responsibility of evaluating, authorizing and administering stock option grants and other awards under the 1997 Plan to directors and executive officers whose compensation may be subject to Section 162(m) limits under the Internal Revenue Code. The Special Compensation Committee took all actions by unanimous written consent and held no meetings during 2005.

Capital Expenditures Committee. In December 2005, the Board created a Capital Expenditures Committee (“Cap Ex Committee”). The role of the Cap Ex Committee is to review and make recommendations to the Board regarding proposed and on-going substantial capital expenditures by the Company. Mr. Walsh is Chairman of the Committee and Mr. Kayne and Mr. Feshbach are the other two members. Being newly formed, the Cap Ex Committee held no meetings in 2005.

Compensation of Directors

Cash Compensation of Directors. For 2005, each non-employee director (excluding Mr. Kayne) received a fee of $20,000 per year for his services plus reimbursement of expenses incurred in connection with attendance at Board or committee meetings. Mr. Kayne was paid a chairman’s fee of $12,500 per month for acting as Chairman. Directors who are employees of the Company are not paid any additional cash compensation for their services as a director. Each member of the Compensation Committee received an additional $2,500 and each member of the Audit Committee received an additional $10,000.

Option Grants to Directors. On June 3, 2005, each director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $6.90 per share, which was equal to the market price of the Common Stock at the close of trading on the date of grant.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid in the years indicated to the Company’s Chief Executive Officer and five other most highly compensated executive officers (the “Named Executive Officers”).

  Summary Compensation Table

		Annual Compensation[1]		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus[2]	Securities Underlying Options	All Other Compensation[3]
Andrew D. Feshbach	2005	$385,071	$160,000	5,000	$1,000
President and Chief Executive Officer	2004	$373,269	$150,000	30,000	$141,990
	2003	$340,000	$90,000	5,000	$1,000

Anthony J.Wall	2005	$297,069	$51,000	50,000	$1,000
Executive Vice President and General Counsel	2004	$289,615	$55,000	15,000	$1,000
	2003	$265,000	$25,000	---	$1,000

Douglas N. Nilsen	2005	$295,769	---	---	$1,000
Executive Vice President	2004	$290,908	$30,000	15,000	$1,000
	2003	$267,800	$25,000	---	$1,000

Michael Grenley	2005	$239,833	$55,000	---	---
Senior Vice President	2004[4]	$188,979	$45,000	60,000	---

Lee M. Cox	2005	$221,538	$66,000	---	---
Senior Vice President-Retail	2004	$201,923	$40,000	35,000	---
	2003	$175,000	$25,000	---	---

Roberta J. Morris	2005	$225,769	$44,000	---	$1,000
Chief Financial Officer and Treasurer	2004	$217,481	$55,000	35,000	$1,000
	2003	$165,000	$25,000	---	$1,000

[1]	Other Annual Compensation was not paid or did not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.

[2]	Amounts shown represent the bonus earned by the Named Executive Officer during the year indicated, whether or not paid in that year.

[3]
This category includes the Company’s contribution of $1,000 to each of the 401(k) accounts of Mr. Feshbach, Mr. Wall , Mr. Nilsen and Ms. Morris. The balance of Other Compensation in 2004 resulted from the conversion of notes into common stock of the Company for Mr. Feshbach.

[4]	Michael Grenley was hired in March 2004.
______________________

Option Grants

The following table sets forth certain information with respect to the Options granted any Named Executive Officers during the Company’s 2005 fiscal year. No SARs were granted to the Named Executive Officers during fiscal 2005.

Option Grants in the Last Fiscal Year

Name[1]	Number of Securities Underlying Options[2]	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise or Base Price per Share	Expiration Date	Grant Date Present Value[3]
Anthony J. Wall	50,000	44.54%	$7.00	6/30/15	$128,141

1.	Does not include options granted to Andrew Feshbach as a director.

2.
Unexercised options expire 12 months after a termination of employment due to retirement, death or total disability; immediately upon any termination of the officer’s employment “for cause”; and three months after termination of employment for any other reason. The 1997 Plan grants the Compensation Committee discretion to accelerate, extend or otherwise modify benefits payable under the applicable awards in various circumstances, including a termination of employment (other than “for cause”) or change in control or to permit the transfer of options to certain related persons or entities on a case-by-case basis.

3.
The present value of the options as of their grant dates was calculated using the Black-Scholes single option model. The assumptions used in the model were: expected annualized volatility of 93%, risk-free rate of return (approximately equal to the U.S. Treasury Strip rate at the grant date) of 4.0%, dividend yield of 0% and time to exercise of seven years. No discounting was done to account for non-transferability or vesting. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Option Values

The following table sets forth certain information with respect to the value of unexercised options held by the Named Executive Officers at the end of 2005. “Value” is calculated as the difference between the fair market value and the exercise price of in-the-money options at year end. None of the Named Executive Officers exercised options during 2005.

 Year-End Option Values

Name	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
	Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew D. Feshbach	235,000	70,000	$735,625	$234,800

Douglas N. Nilsen	170,500	22,000	$279,845	$78,080

Anthony J. Wall	162,500	20,000	$256,425	$71,800

Michael Grenley	12,000	48,000	$22,680	$95,350

Lee Cox	75,000	45,000	$122,950	$95,290

Roberta J. Morris	93,500	19,000	$200,405	$68,660

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company currently does not have any employment contracts with its Chief Executive Officer or any other Named Executive Officers. Unless the Compensation Committee provides otherwise, upon a change in control (as defined in the 1997 Plan) each option and stock appreciation right issued under the 1997 Plan will be come immediately exercisable, any restricted stock issued under the 1997 Plan will immediately vest free of restrictions, and the number of shares, cash or other property covered by any “performance share award” issued under the 1997 Plan will be issued to the grantee of such award. The Company has to date issued only options under the 1997 Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

The Compensation Committee consists of Messrs. Kayne, Schnell and Walsh, who are non-employee directors of the Company. The responsibilities of the Compensation Committee and the other committees to which the Board has delegated certain compensation responsibilities are described above under “Board and Committee Meetings.”

Compensation Philosophy

The Company’s executive compensation program has consisted of three main components: (1) base salary, (2) potential for annual cash incentive compensation (bonus) based on the Com-pany’s overall performance and the employee’s individual performance and (3) stock options to provide long-term incentives for performance and to align the interests of executive officers and stockholders. There has been no fixed ratio of total compensation to be represented by salary, incentive compensation or stock options. The Company granted a limited number of options in 2005 and currently has suspended the further grant of stock options to employees due to changes in accounting treatment that have made the grant of options less desirable. The Compensation Committee continues to evaluate the further grant of options and alternative incentive compensation programs.

Compensation of Named Executive Officers

With respect to the base salaries and annual bonuses for 2005 for the Named Executive Officers, the Compensation Committee and special Compensation Committee met with Mr. Feshbach to review his recommendations. The decisions of the Compensation Committees were not based on any set formula but focused on consideration of the performance of each executive in his or her particular area of responsibility, the executive’s contribution to the Company’s overall management team, an assessment of the future contributions the executive may be expected to make to the Company, and prevailing industry compensation levels.

Compensation of the Chief Executive Officer

In 2005, Mr. Feshbach’s salary and bonus were determined by the Compensation Committee based on the same factors applied to the other executive officers. In addition, the determination of Mr. Feshbach’s base salary and bonus compensation also took into consideration the Company’s achievement of sales and profit goals and the implementation of growth plans, cost controls, and other items affecting its business and stockholder value.

Section 162(m) Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation in excess of $1 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. No covered executive’s compensation for these purposes exceeded $1 million for 2005. The Compensation Committee considers the Section 162(m) rules as a factor with respect to compensation matters, but will not necessarily limit compensation to amounts deductible under Section 162(m).

The Compensation Committee
Fred Kayne
Robert Schnell
David Walsh
Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during 2005, an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the Compensation Committee or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Board.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

During 2005, the Company purchased approximately $135,000 of merchandise from Fortune Fashions Industries LLC (“FFI”), a clothing manufacturer of which Fred Kayne, the Chairman of the Board and controlling stockholder of the Company, is the majority owner.

In January 2005 the Company made a temporary loan of $4 million to FFI to facilitate FFI’s purchase of an airplane from a third party until suitable replacement financing could be obtained. Interest on such loan was payable at the prime rate plus .05%. The note was fully repaid to the Company in March 2005 including $34,000 of interest. FFI has made the plane available to the Company to rent for corporate travel use. The Company has no obligation to use such plane for any minimum amount, and to the extent it does use it, the Company has paid for such use on terms at least as favorable to the Company as could be obtained from an independent third party. Due to the geographically widespread nature of the Company’s retail store business, which has increased substantially with the acquisition of The Walking Company, Footworks and Steve’s Shoes, the Company has found the use of such plane to be beneficial to its business. Amounts paid by the Company for the use of such plane in 2005 totaled $189,000.

During 2005, the Company engaged Harmatta Construction to provide retail store construction services. The owner of such company is the brother-in-law of Andrew Feshbach, CEO of the Company. Payments to Harmatta Construction totaled $203,000 in 2005.

REPORT OF THE AUDIT COMMITTEE

  Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The current members of the Company’s Audit Committee are Steven Good, David Walsh and Skip Coomber, none of whom is an officer or employee of the Company. The members of the Audit Committee are considered independent as defined by the listing standards imposed by the NASD Rule 4200(a)(15). The Audit Committee has reviewed the 2005 audited financial statements with management, discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and received required written disclosures from the independent accountants. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005 for filing with the Securities and Exchange Commission.
The Audit Committee

Steven C. Good
David J. Walsh
Skip Coomber

INDEPENDENT PUBLIC ACCOUNTANTS

The Company dismissed Deloitte & Touche LLP as the independent auditor of the Company, effective September 29, 2004. The Company has engaged Singer Lewak Greenbaum & Goldstein LLP as its independent auditor, effective September 29, 2004. The decision to change independent auditors and the appointment of the new auditors was made by the Audit Committee of the Company’s Board of Directors. The audit reports of Deloitte & Touche LLP on the Company’s financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

  During the fiscal year ended December 31, 2003, and the period through the date of this disclosure, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for such years.

  During the fiscal year ended December 31, 2003, and through the interim period ending September 29, 2004, Deloitte did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

  During fiscal year 2003 and through the interim period ending September 29, 2004, the Company did not consult with Singer Lewak Greenbaum & Goldstein LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee recommends that Singer Lewak Greenbaum & Goldstein LLP continue to serve as the Company’s independent auditor for 2006. A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the 2006 Annual Meeting of Stockholders. Such representative will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Singer Lewak Greenbaum & Goldstein LLP for auditing services rendered for the 2004 and 2005 audits of the Company’s annual financial statements were $147,018 and $135,643, respectively. The Company has not retained Singer Lewak Greenbaum & Goldstein LLP to perform services other than the audit of the annual financial statements. The aggregate fees billed by Deloitte & Touche LLP for required reviews of the Company’s financial statements for 2004 and 2005 were $19,350 and $10,000 respectively.

The Audit Committee must pre-approve all engagements of the Company’s independent accountants unless an exception to such requirement exists under the Securities Exchange Act of 1934 or the rules of the Securities Exchange Commission. Each year, the independent auditors’ retention to audit the Company’s financial statements, including the associated fees, is approved by the committee. The Audit Committee will also, if applicable, review other potential engagements of the independent auditors, including the scope of the proposed work and the and the proposed fees, and approve or reject such services taking into account whether the services are permissible under applicable law and the possible impact on the auditors’ independence from management.

 BIG DOG HOLDINGS, INC.

Comparison of Cumulative Total Return

January 1, 2000 through December 31, 2005

The foregoing is a comparison of the cumulative total stockholder return on a $100 investment in the Common Stock of the Company, including the reinvestment of dividends, with the cumulative total return of a $100 investment in the NASDAQ National Stock Market Index and the CRSP Total Return Industry Index for Retail Trade Stocks for the period from January 1, 2000 through December 31, 2005. The two comparison indexes are intended to provide a relevant comparison of total annual return in he time period (through December 31, 2005) in which the Company’s Common Stock has been publicly traded.

The Comparison of Cumulative Total Return shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Comparison by reference therein. The Comparison shall not be deemed soliciting material or otherwise deemed filed under either such Act.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the fiscal year ending December 31, 2006, subject to stockholder approval. Singer Lewak Greenbaum & Goldstein LLP has served as the Company’s independent public accountants and auditors since fall 2004.

Services which will be provided to the Company and its subsidiaries by Singer Lewak Greenbaum & Goldstein LLP with respect to the 2006 fiscal year include the examination of the Company’s consolidated financial statements, reviews of quarterly reports, services related to filings with the SEC and consultations on various tax matters.

A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and to make such statements as he or she may desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company independent public accountants and auditors for the 2006 fiscal year.

MISCELLANEOUS

Other Matters

If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company’s registered class of securities file reports of their ownership of a company’s securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements.

Cost of Soliciting Proxies

The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company’s Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

Form 10-K and Annual Report to Stockholders

Enclosed with the Proxy Statement is the Annual Report of the Company for 2005, which includes a copy of the Company’s Annual Report on Form 10-K for 2005. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the record date for the 2006 Annual Meeting desires additional copies of the Company’s Annual Report, it will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, CA 93101
Attn: Stockholder Relations

Telephone requests may be directed to Stockholder Relations at (805) 963-8727, ext. 1216.

Proposals of Stockholders

The 2007 Annual Meeting of stockholders is presently expected to be held in June 2007. To be considered for inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting, proposals of stockholders intended to be presented at the meeting must be received by the Corporate Secretary, Big Dog Holdings, Inc., 121 Gray Avenue, Santa Barbara, California 93101, no later than January 1, 2007.

A stockholder may wish to have a proposal presented at the 2007 Annual Meeting, but not to have it included in the Company’s Proxy Statement for the meeting. If notice of the proposal is not received by the Company at the above address by March 15, 2007, then the proposal will be deemed untimely under Rule 14a-4(e) under the Securities and Exchange Act of 1934, and the Company will have the right to exercise discretionary voting authority with respect to the proposal.

Stockholders wishing to bring proposals before the 2007 Annual Meeting must also comply with Section 1.9 of the Company’s Bylaws, which requires certain information to be provided in connection with the submission of stockholder proposals and sets forth certain requirements in regard thereto. Any Stockholder who wishes to communicate with the Board of Directors or any individual director can write to Big Dog Holdings, Inc., Corporate Secretary/Board Administration, 121 Gray Avenue, Santa Barbara California 93101.

Anthony J. Wall
Executive Vice President,
General Counsel and Secretary

PROXY	BIG DOG HOLDINGS, INC.	PROXY
Annual Meeting of Shareholders, June 6, 2006 This Proxy is Solicited on Behalf of the Board of Directors of Big Dog Holdings, Inc.

MAIL

•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Return your proxy card in the postage paid envelope provided.

DETACH PROXY CARD HERE

I hereby appoint Andrew D. Feshbach and Anthony J. Wall, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all of the shares of common stock of Big Dog Holdings, Inc. (the “Company”) which undersigned may be entitled to vote and to act for me in my name, place and stead at the Annual Meeting of Stockholders of the Company to be held at Los Angeles, California on Tuesday, June 6, 2006 at 2:00 p.m. local time, and any adjournments or postponements thereof, for the purposes of considering and voting upon the following:

1. ELECTION OF DIRECTORS	☐	FOR all the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS for all nominees listed below

Nominees: 01 Fred Kayne, 02 Andrew Feshbach.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.)
EXCEPTIONS

2. APPROVAL OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE 2006 FISCAL YEAR.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. OTHER BUSINESS:
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated:	, 2006

Signature

Signature